EXHIBIT 21
TEAMSTAFF, INC. SUBSIDIARIES OF REGISTRANT
TeamStaff Government Solutions, Inc. (formerly known as RS Staffing Services, Inc.)
TeamStaff Rx, Inc.
DSI Staff ConnXions Northeast, Inc.
DSI Staff ConnXions Southwest, Inc.
TeamStaff Solutions, Inc.
TeamStaff I, Inc.
TeamStaff II, Inc.
TeamStaff III, Inc.
TeamStaff IV, Inc.
TeamStaff V, Inc.
TeamStaff VI, Inc.
TeamStaff VIII, Inc.
TeamStaff IX, Inc.
TeamStaff Insurance Services, Inc.
Employer Support Services, Inc.
Digital Insurance Services, Inc.
HR2, Inc.
BrightLane.com, Inc.